UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2025

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

West Virginia	001-38314	20-0034461
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, West Virginia	26554-2777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (304) 363-4800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	MVBF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Donald T. Robinson as President and Chief Financial Officer

On July 10, 2025, MVB Financial Corp. (the “Company”) and its wholly-owned subsidiary, MVB Bank, Inc. (the “Bank”), mutually agreed with Donald T. Robinson that Mr. Robinson would depart from his position as President and Chief Financial Officer of the Company and the Bank, with such departure to be effective as of July 14, 2025 (the “Transition Date”). Mr. Robinson has indicated that he had no disagreements with the operations, policies or practices of the Company or the Bank, and is departing to pursue other opportunities.

Reappointment of Larry F. Mazza as President

The Company’s current Chief Executive Officer, Larry F. Mazza will reassume the role of President of the Company and the Bank as of the Transition Date. Information about Mr. Mazza’s business background and experience can be found in the Company’s definitive proxy statement filed on Schedule 14A with the Securities and Exchange Commission on April 7, 2025 (the “Proxy Statement”), which business background and experience is incorporated herein by reference. Mr. Mazza does not have any family relationships with any director or executive officer of the Company required to be disclosed under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Michael R. Sumbs as Executive Vice President and Chief Financial Officer

On July 10, 2025, the boards of directors of the Company and the Bank each appointed Michael R. Sumbs to serve as Executive Vice President and Chief Financial Officer of the Company and the Bank, effective as of the Transition Date.

From 2017 until 2025, Mr. Sumbs, age 39, worked in a variety of capacities in investment banking with Raymond James & Associates, Inc., most recently serving as a Director in the financial services practice. Prior to his role at Raymond James, Mr. Sumbs worked in the financial services investment banking group at Macquarie Capital and in a Strategy & Corporate Development role for Yadkin Financial Corporation (acquired by F.N.B. Corporation). Mr. Sumbs started his career at Keefe, Bruyette & Woods, Inc. and has over 15 years of experience working with and for financial institutions. Mr. Sumbs received a B.S. in Business Administration from the University of Richmond and a Master’s Degree in Business Administration from The Fuqua School of Business at Duke University.

Mr. Sumbs does not have any family relationships with any director or executive officer of the Company required to be disclosed under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Jonathan T. Logan as Chief Accounting Officer

On July 10, 2025, the boards of directors of the Company and the Bank each appointed Jonathan T. Logan to serve as the Chief Accounting Officer of the Company and the Bank, effective as of the Transition Date.

From 2020 until 2025, Mr. Logan, age 41, was the Executive Vice President and Chief Financial Officer of William Penn Bank, based in Bristol, Pennsylvania, where he oversaw all financial, accounting and regulatory matters. From 2011 to 2019, he served as Corporate Controller for Beneficial Bank (acquired by WSFS Financial), based in Philadelphia, Pennsylvania, where he oversaw internal and external financial, regulatory and accounting matters. Prior to 2011, he worked as a manager for Assurance, servicing clients within the financial services industry and other industries. Mr. Logan is a Certified Public Accountant and received a B.S. in accounting from Susquehanna University.

Mr. Logan does not have any family relationships with any director or executive officer of the Company required to be disclosed under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Robinson Transition Agreement

On July 10, 2025, the Company entered into a Transition Agreement with Mr. Robinson, providing for the succession and transition of his duties as President and Chief Financial Officer of the Company.

The Transition Agreement provides for a non-executive employment period commencing on the appointment of the new chief financial officer, which commencement date shall be the Transition Date and continuing through August 31, 2025 (the “Separation Date”, and such period, the “Initial Transition Period”). During the Initial Transition Period, Mr. Robinson will serve in a non-executive employee capacity, providing full-time services and assistance with respect to any transition needs and other support as requested by the Company.

Pursuant to the terms of the Transition Agreement, on or about the Separation Date, Mr. Robinson will be paid all accrued obligations, including accrued salary, unused vacation, equity-related compensation or rights vested as of that date, a pro-rated bonus for 2025, and other compensation due under any applicable pension plan. In consideration for his services in facilitating and supporting the transition, (i) the Company will continue to pay Mr. Robinson his base salary through the first anniversary of the Transition Date, (ii) the Company will provide certain COBRA continuation coverage benefits as specified in the Transition Agreement, (iii) all time-based restricted stock units and options that are unvested and outstanding as of the Separation Date shall continue to vest in accordance with their terms through the one-year anniversary of the Transition Date, and (iv) existing bank owned life insurance shall be converted into an annuity, a portion of the proceeds of which will be payable to Mr. Robinson at the age of retirement.

In consideration for the compensation to be paid following the Separation Date as described above, Mr. Robinson agrees to provide requested consulting or support on an as-needed reasonable basis during the ten-month period following the Separation Date. The restrictive covenants set forth in Mr. Robinson’s existing employment agreement, including post-employment confidentiality, non-competition and non-solicitation provisions, are incorporated into the Transition Agreement and will apply as described in his existing employment agreement following termination of his employment with the Company.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Sumbs Employment Agreement

On July 10, 2025, the Company entered into an employment agreement with Mr. Sumbs (the “Employment Agreement”).

The Employment Agreement provides for a term commencing on the Transition Date and ending on such date that Mr. Sumbs is no longer employed by the Company. Mr. Sumbs duties shall include serving as the Executive Vice President and Chief Financial Officer of the Company and the Bank. The Employment Agreement provides for an annual base salary of $375,000 (the “Base Salary”), which may be reviewed and adjusted annually. Such adjustments shall not reduce Mr. Sumbs’ then-current annual Base Salary unless such reduction is part of a proportionate reduction in base salaries at such executive’s level.

In addition, Mr. Sumbs shall receive a signing bonus of $25,000, which Mr. Sumbs shall reimburse to the Company should he resign his employment within twelve months following receipt of the bonus and the Company will match on a one-for-one basis up to 10,000 shares in Company common stock purchased on or before 120 days from hire. Mr. Sumbs will also be eligible to receive approximately 1,670 restricted stock units, valued at $35,000, which will vest over three years and will be eligible for any incentive compensation plan that is currently in effect and as approved by the Company’s Board of Directors.

In the event the Company terminates Mr. Sumbs for cause or due to death or disability (as defined in the Employment Agreement), Mr. Sumbs shall be entitled to any earned but unpaid wages or other compensation (including reimbursements of outstanding expenses and accrued benefits) earned through the termination date.

In the event the Company terminates Mr. Sumbs without cause (as defined in the Employment Agreement), he shall be entitled to (i) all compensation that would have been payable through the applicable term of employment, and (ii) a severance payment of one year of the then current annual Base Salary (the “Severance Amount”), provided that a general release of claims is executed by Mr. Sumbs and compliance with all post-employment covenants. The Severance Amount will be paid on regular payroll dates at the monthly Base Salary rate in effect at the time of termination, with such installments commencing within sixty (60) days following the separation from service. The Severance Amount shall be in addition to Mr. Sumbs earned wages and other compensation (including reimbursements of outstanding expenses and unused vacation) through the date employment is terminated from the Company.

In the event the Company terminates Mr. Sumbs without cause in connection with a change of control (as defined in the Employment Agreement), he shall be entitled to a Change of Control Severance (the “CoC Severance Amount”) in addition to the applicable Severance Amount described above. The CoC Severance Amount shall be an amount equal to 0.5 times the amount of the Severance Amount. In addition, the Employment Agreement also includes provisions related to (i) treatment of confidential information, (ii) the return of the Company’s property in the event of a resignation or termination, and (iii) non-solicitation, non-interference, and non-competition for one (1) year in any U.S. state or city which serves as a place of business of the Company or any subsidiary of the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On July 11, 2025, the Company issued a press release announcing Mr. Robinson’s departure and the appointment of Messrs. Mazza, Sumbs and Logan to the positions described above. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Transition Agreement, dated July 10, 2025, by and between MVB Financial Corp. and Donald T. Robinson.

10.2	Employment Agreement, dated July 10, 2025, by and between MVB Financial Corp. and Michael Sumbs.

99.1	Press Release dated July 11, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.

By:	/s/ Larry F. Mazza
Larry F. Mazza
Chief Executive Officer

Date: July 11, 2025